Execution Version

Genesee & Wyoming Inc.

Second Supplement to Note Purchase Agreement

Dated as of July 26, 2005

Re: $100,000,000 5.36% Series 2005-B Senior Notes

Due July 26, 2015
$25,000,000 Floating Rate Series 2005-C Senior Notes
Due July 26, 2012

Genesee & Wyoming Inc.
66 Field Point Road
Greenwich, Connecticut 06830

Dated as of
July 26, 2005

To the Purchasers named in
Schedule A hereto

Ladies and Gentlemen:

This Second Supplement to Note Purchase Agreement (the “Second Supplement”) is between Genesee & Wyoming Inc., a Delaware corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Note Purchase Agreement dated as of November 12, 2004 (the “Note Purchase Agreement”) between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 2.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchasers as follows:

1. (a) The Company has authorized the issue and sale of (i) $100,000,000 aggregate principal amount of 5.36% Series 2005-B Senior Notes due July 26, 2015 (the “Series 2005-B Notes”) and (ii) $25,000,000 aggregate principal amount of Floating Rate Series 2005-C Senior Notes due July 26, 2012 (the “Series 2005-C Notes,” and together with the Series 2005-B Notes, the “Series 2005 Notes”). The Series 2005 Notes, together with the Series 2004-A Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2005-B Notes and the Series 2005-C Notes shall be substantially in the form set out in Exhibits 1(a) and 1(b) hereto, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

(b) The Series 2005-C Notes shall bear interest (computed on the basis of a 360-day year and actual days elapsed) on the unpaid principal thereof from the date of issuance at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the 26th day of January, April, July and October, commencing on October 26, 2005, until such principal sum shall have become due and payable (whether at maturity, upon notice of prepayment or otherwise) (each such date being referred to herein as an “Interest Payment Date”), and, to the extent permitted by law, interest (so computed) shall accrue on any overdue principal and Make-Whole Amount, if any, and on any overdue interest, from the due date thereof (whether by acceleration or otherwise) at the Series 2005-C Default Rate until paid.

(c) The Adjusted LIBOR Rate shall be determined by the Company, and notice thereof shall be given to the holders of the Series 2005-C Notes, within three Business Days after the beginning of each Interest Period, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of the Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of Series 2005-C Notes on such date. In the event that the holders of more than 50% in aggregate principal amount of the outstanding Series 2005-C Notes do not concur with such determination by the Company, within ten Business Days after receipt by such holders of the notice delivered by the Company pursuant to the immediately preceding sentence, such holders of the Series 2005-C Notes shall provide notice to the Company, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of the Adjusted LIBOR Rate for such Interest Period, the number of days in such Interest Period, the date on which interest for such Interest Period will be paid and the amount of interest to be paid to each holder of Series 2005-C Notes on such date, and any such determination made by the holders in accordance with the provisions of this Agreement, shall be presumptively correct absent manifest error.

2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series 2005 Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3. The sale and purchase of the Series 2005 Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the “Closing”) on July 26, 2005 or on such other Business Day thereafter on or prior to July 29, 2005 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series 2005 Notes to be purchased by such Purchaser in the form of a single Series 2005-B Note and/or Series 2005-C Note, as applicable (or such greater number of Series 2005 Notes of the applicable Series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 320420022891 at Key Bank, Albany, New York (ABA# 021300077). If, at the Closing, the Company shall fail to tender such Series 2005 Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s reasonable satisfaction (or waived by such Purchaser), such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Second Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4. The obligation of each Purchaser to purchase and pay for the Series 2005 Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction (or waiver by such Purchaser), prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2005 Notes to be purchased at the Closing (treating references in Section 4 of the Note Purchase Agreement to the “Closing Date” and the “date of Closing” as though they were references to the date of Closing of the Series 2005 Notes and treating references to the Series 2004-A Notes as being references to the Series 2005 Notes), and to the following additional conditions:

(a) Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct in all material respects as of the date of Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate of the Company, dated the date of the Closing certifying that such condition has been fulfilled.

(b) Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series 2005 Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

(c) A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each of the Series 2005-B Notes and the Series 2005-C Notes.

(d) Each Subsidiary Guarantor shall have executed and delivered a Guaranty Ratification with respect to its Subsidiary Guaranty in the form of Exhibit B attached hereto.

5. Payment of the Notes.

Section 5.1. Required Prepayments. (a) Notwithstanding any provision contained in Section 8.1 of the Note Purchase Agreement, the entire unpaid principal amount of the Series 2005-B Notes shall become due and payable on July 26, 2015.

(b) Notwithstanding any provision contained in Section 8.1 of the Note Purchase Agreement, the entire unpaid principal amount of the Series 2005-C Notes shall become due and payable on July 26, 2012.

Section 5.2. Optional Prepayments.

Section 5.2.1. Optional Prepayment of the Series 2005-B Notes with Make-Whole Amount. (a) The Series 2005-B Notes are subject to prepayment at the option of the Company in the manner and with the effect set forth in Section 8.2 of the Note Purchase Agreement.

(b) Allocation of Partial Prepayments of Series 2005-B Notes. In the case of each partial prepayment of the Series 2005-B Notes pursuant to the provisions of Section 8.2 of the Note Purchase Agreement, the principal amount of the Series 2005-B Notes to be prepaid shall be allocated among all of the Series 2005-B Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

(c) Make-Whole Amount for the Series 2005-B Notes. The term “Make-Whole Amount” means with respect to any Series 2005-B Note an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2005-B Note, minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings with respect to the Called Principal of such Series 2005-B Note:

“Called Principal” means, the principal of the Series 2005-B Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series 2005-B Note, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series 2005-B Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series 2005-B Note, 0.50% over the yield to maturity calculated by using (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date on screen “PX-1” on the Bloomberg Financial Market Service (or such other information service as may replace Bloomberg) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In either case, the yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2005-B Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Series 2005-B Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 of the Note Purchase Agreement or 12.1 of the Note Purchase Agreement.

“Settlement Date” means, with respect to the Called Principal of any Series 2005-B Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

Section 5.2.2. Optional Prepayment of the Series 2005-C Notes with Make-Whole Amount. (a) The Series 2005-C Notes are subject to prepayment at the option of the Company in the manner and with the effect set forth in Section 8.2 of the Note Purchase Agreement; provided that each notice of prepayment of the Series 2005-C Notes shall, in addition to the information required by Section 8.2 of the Note Purchase Agreement, state that the LIBOR Breakage Amount will be payable if such prepayment is not on the next scheduled Interest Payment Date and that such holder is required to calculate such amount and submit such calculation in reasonable detail to the Company not less than two Business Days prior to the date of prepayment.

(b) Make Whole Amount for the Series 2005-C Notes. The term “Make-Whole Amount” with respect to the Series 2005-C Notes shall mean the Series 2005-C Notes Prepayment Premium, if any, and the LIBOR Breakage Amount, if any, with respect to the Series 2005-C Notes.

(c) Allocation of Partial Prepayments of Series 2005-C Notes. In the case of each partial prepayment of the Series 2005-C Notes, the principal amount of the Series 2005-C Notes to be prepaid shall be allocated among all of the Series 2005-C Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

(d) Certain Definitions. As used herein with respect to the Series 2005-C Notes, the following terms have the meanings set forth below:

“Adjusted LIBOR Rate” for each Interest Period shall be a rate per annum equal to LIBOR for such Interest Period plus 0.70%; provided that if LIBOR can not be determined for any Interest Period, then the Adjusted LIBOR Rate for such Interest Period shall be the “base” or “prime” rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York.

“Interest Payment Date” shall have the meaning set forth in Section 1(b) hereof, provided that if an Interest Payment Date shall fall on a day that is not a Business Day, the related interest payment shall be made in accordance with Section 22.2 of the Note Purchase Agreement.

“Interest Period” shall mean the period commencing on the date of the Closing up to, but not including, the first Interest Payment Date and, thereafter, the period commencing on the next succeeding Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

“LIBOR” shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a three month period which appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period (or three Business Days prior to the beginning of the first Interest Period). “Reuters Screen LIBO Page” means the display designated as the “LIBO” page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association Interest Settlement Rates for U.S. Dollar deposits).

“LIBOR Breakage Amount” shall mean any loss, cost or expense (other than lost profits) actually incurred by any holder of a Series 2005-C Note as a result of any payment or prepayment of any Series 2005-C Note on a day other than a regularly scheduled Interest Payment Date for such Series 2005-C Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained; provided that any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of (i) the next regularly scheduled Interest Payment Date and (ii) the maturity date of the Series 2005-C Notes. Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Series 2005-C Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two (2) Business Days prior to the date of such prepayment pursuant to Section 5.2.2(a) of this Second Supplement and not less than one (1) Business Day in the case of any payment required by Section 12.1 of the Note Purchase Agreement. Each such determination shall be presumptively correct absent manifest error.

“Prepayment Premium” means, in connection with any optional prepayment of the Series 2005-C Notes pursuant to Section 5.2.2(a) of this Second Supplement or acceleration of the Series 2005-C Notes pursuant to Section 12.1 of the Note Purchase Agreement, an amount equal to the applicable percentage of the principal amount of the Series 2005-C Notes so prepaid or accelerated as follows:

If Prepaid During the Period	Applicable Percentage
Closing through July 26, 2006	2%
July 27, 2006 through July 26, 2007	1%
July 27, 2007 and thereafter	0%

“Series 2005-C Default Rate” as of any date means that rate of interest that is 2.0% per annum above the Adjusted LIBOR Rate for the Series 2005-C Notes for which a determination is then being made.

Section 5.2.3. Limitation on Optional Prepayments. Notwithstanding the provisions of Section 8.2 of the Note Purchase Agreement and Sections 5.2.1 and 5.2.2 of this Second Supplement, if any Default or Event of Default shall exist at the time of any optional prepayment of the Series 2005 Notes, the principal amount of the Series 2005 Notes to be prepaid shall be allocated among all of the Series 2005 Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement (treating references in Section 6 of the Note Purchase Agreement to the “Series 2004-A Notes” as being references to the Series 2005 Notes and references to the “Closing Date” as being references to the date of Closing of the Series 2005 Notes) are true and correct on the date hereof with respect to the purchase of the Series 2005 Notes by such Purchaser.

7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement, as supplemented by this Second Supplement, as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

8. The Company and the Purchasers hereby agree that the provisions of Section 20 of the Note Purchase Agreement shall supersede the confidentiality letter signed by the Purchasers in April, 2005.

9. The Company and the Purchasers hereby acknowledge and agree that for purposes of Sections 12.1(b) and 12.3 of the Note Purchase Agreement and the definition of “Required Holders” set forth in the Note Purchase Agreement, the Series 2005-B Notes and the Series 2005-C Notes shall be treated as a single Series of Notes.

10. So long as any Series 2005 Notes shall be outstanding, the Company covenants that it will not fail to maintain a rating from an Approved Rating Agency for the long term senior unsecured Debt of the Company for a period of more than 60 consecutive days in any calendar year; provided that if (and so long as) the Series 2005 Notes are rated “2” or better by the Securities Valuation Office of the NAIC (or any successor organization), the Company shall not be required to maintain a rating with an Approved Rating Agency. A copy of the rating letter then in effect (including any letter confirming an existing rating), if any, shall be furnished to any holder of the Notes promptly following a request from such holder. This Section 10 shall be included among the covenants which have the benefit of Section 11(c) of the Note Purchase Agreement. As used in this Section 10, “Approved Rating Agency” means Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., Fitch Ratings Service, Inc., Dominion Bond Rating Service or another nationally recognized statistical rating organization.

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this Second Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Genesee & Wyoming Inc.

By

Name:
Title:

Accepted as of July 26, 2005

[Variation]

By

Name:

Title:

Supplemental Representations

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series 2005 Notes with the same force and effect as if each reference to “Series 2004-A Notes” set forth therein was modified to refer the “Series 2005 Notes,” each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the Second Supplement, each reference to “Closing Date” refers to the date of Closing under the Second Supplement and each reference to the “Purchasers” refers to the Purchasers of the Series 2005 Notes. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3. Disclosure. The Company, through its agent, Banc of America Securities LLC has delivered to each Purchaser a copy of a Private Placement Memorandum, dated May, 2005 (the “Memorandum”). The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. The Note Purchase Agreement, the Second Supplement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the Second Supplement and the financial statements listed in Schedule 5.5 to the Second Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Restricted Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the Second Supplement contains (except as noted therein) complete and correct lists of the Company’s Restricted Subsidiaries and Unrestricted Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. The Company’s Material Affiliates (other than Subsidiaries) are set forth in Section VI of the Memorandum and the Company’s senior officers are set forth in Section III F of the Memorandum.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 to the Second Supplement as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except Liens permitted under Section 10.4 of the Note Purchase Agreement).

(c) Each Subsidiary identified in Schedule 5.4 to the Second Supplement is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the Second Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2005 Notes or the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than ten other Institutional Investors, each of which has been offered the Series 2005 Notes and the Subsidiary Guaranty at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2005 Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2005 Notes to refinance $125,000,000 aggregate principal amount of Debt issued pursuant to the first supplement to the Note Purchase Agreement and for general corporate purposes. No part of the proceeds from the sale of the Series 2005 Notes pursuant to the Second Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 to the Second Supplement sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of June 30, 2005, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Form of Series 2005-B Note]

Genesee & Wyoming Inc.

5.36% Series 2005-B Senior Note due July 26, 2015

No. [ ] $[ ]	[Date] PPN 371559 A@ 4

For Value Received, the undersigned, Genesee & Wyoming Inc., a Delaware corporation (herein called the “Company”), hereby promises to pay to [     ], or registered assigns, the principal sum of [     ] Dollars on July 26, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.36% per annum from the date hereof, payable semi-annually, on the 26th day of January and July in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Second Supplement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate equal to 7.36% per annum.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued under and pursuant to the Second Supplement to Note Purchase Agreement dated as of July 26, 2005 (the “Second Supplement”) among the Company and the institutional investors named in Schedule A thereto, in respect of and pursuant to that certain Note Purchase Agreement dated as of November 12, 2004 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company and the institutional investors named therein and such other Additional Purchasers (as defined in the Note Purchase Agreement) of notes issued from time to time by the Company pursuant to any Supplement (as defined in the Note Purchase Agreement) to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is not subject to regularly scheduled prepayments of principal. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Second Supplement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of November 12, 2004 (as amended or modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and the holder hereof shall be governed by, the law of the State of New York.

Genesee & Wyoming Inc.

By

Name:

Title:

[Form of Series 2005-C Note]

Genesee & Wyoming Inc.

Floating Rate Series 2005-C Senior Note due July 26, 2012

No. [ ] $[ ]	[Date] PPN 371559 A# 2

For Value Received, the undersigned, Genesee & Wyoming Inc., a Delaware corporation (herein called the “Company”), hereby promises to pay to [     ], or registered assigns, the principal sum of [     ] Dollars on July 26, 2012, with interest (computed on the basis of a 360-day year and actual days elapsed) (a) on the unpaid balance thereof at a floating rate equal to the Adjusted LIBOR Rate (as defined in the Second Supplement referred to below) from the date hereof until maturity, payable quarterly on the 26th of each January, April, July and October in each year commencing on October 26, 2005, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Second Supplement referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Series 2005-C Default Rate (as defined in the Second Supplement referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., in New York, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued under and pursuant to the Second Supplement to Note Purchase Agreement dated as of July 26, 2005 (the “Second Supplement”) among the Company and the institutional investors named in Schedule A thereto, in respect of and pursuant to that certain Note Purchase Agreement dated as of November 12, 2004 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company and the institutional investors named therein and such other Additional Purchasers (as defined in the Note Purchase Agreement) of notes issued from time to time by the Company pursuant to any Supplement (as defined in the Note Purchase Agreement) to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is not subject to regularly scheduled prepayments of principal. This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Second Supplement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of November 12, 2004 (as amended or modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and the holder hereof shall be governed by, the law of the State of New York.

Genesee & Wyoming Inc.

By

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